EXHIBIT 13.1

CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of LATAM Airlines Group S.A. (“the Company”), herby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2012 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2013

/s/ Enrique Cueto Plaza
Enrique Cueto Plaza

CEO LATAM

CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of LATAM Airlines Group S.A. (the “Company”), herby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2012 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2013

/s/ Alejandro de la Fuente Goic
Alejandro de la Fuente Goic

CFO LATAM